                                                                       Exhibit 6
[JOHN HANCOCK LOGO]

John Hancock Variable Life Insurance Company
John Hancock Place
Post Office Box 111
Boston, Massachusetts 02117

Paul J Strong, FSA, MAAA
Vice President and Actuary

                                                     May 1, 2002

Board of Directors of the John Hancock Life Insurance Company

         Re:  ACTUARIAL OPINION
              -----------------

Members of the Board:

     This opinion is furnished in connection with the filing of the Registration Statement on Form S-6 in which this opinion is being filed as an exhibit, pursuant to the Securities Act of 1933, as amended, with respect to variable life insurance policies under which amounts will be allocated to one or more of the subaccounts of one or more variable life insurance separate accounts. The policies described in the prospectus(es) in said Registration Statement.

     The policy form was reviewed under my direction, and I am familiar with the Registration Statement and exhibits. In my opinion, the illustrations of policy benefits, values, and accumulated premiums shown in the prospectus(es) (or appendix thereto) included in the Registration Statement, based on the assumptions stated with the illustrations, are consistent with the provisions of the policies. Such assumptions, including, to the extent applicable, the current cost of insurance rates, current scheduled rates of other charges, current dividend scales, and any other currently scheduled credits, are reasonable. The policies have not been designed so as to make the relationship between premiums and benefits, as shown in the illustrations, appear disproportionately more favorable to a prospective purchaser of a policy for an insured person(s) with the characteristics illustrated than to a prospective purchaser of a policy for an insured person(s) with other characteristics; nor have the particular examples set forth in the illustrations been selected for the purpose of making this relationship appear more favorable.

     I hereby consent to the filing of this opinion as an exhibit to the Initial Registration Statement and to the use of my name under the heading "Experts" or "Accounting and actuarial experts" in the prospectus(es).

                                           /s/PAUL J. STRONG
                                           -------------------------
                                           Paul J. Strong
                                           Vice President and Actuary